UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): April 21, 2006

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1331 17th Street, Suite 720 Denver, Colorado		80202-1557
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2006, Rentech, Inc. (the “Company”) entered into a lease agreement, dated as of March 30, 2006 (the “Lease Agreement”), with Center West (the “Landlord”) for the office lease of the Suites Nos. 708 and 710 of the building located at 10877 Wilshire Boulevard, in Los Angeles, California (the “Office Space”). The Office Space will serve as the Company’s administrative offices. The total rentable area of the Office Space is approximately 7,181 square feet. In addition, the Lease Agreement provides for the lease of eleven (11) unreserved and three (3) reserved parking spaces (the “Parking Spaces”) for a monthly parking fee.

The term of the Lease Agreement (the “Lease Term”) is forty-nine (49) months commencing upon substantial completion of certain improvements to the Office Space described in the Lease Agreement (the “Commencement Date”). The Company will pay an annual basic rent of $323,145 (the “Annual Basic Rent”) in twelve (12) equal monthly installments of $26,928.75 (the “Monthly Basic Rent”). The Annual Basic Rent shall be increased by three and one-half percent (3.5%) per annum, on a cumulative and compounded basis, commencing on the first anniversary of the Commencement Date and thereafter on each subsequent anniversary thereof. In addition, the Company is obligated to pay its proportional share of the increase in certain real estate taxes and operating costs for the Building each year.

Concurrently with the execution of the Lease Agreement, the Company and the Landlord entered into a rider to the Lease Agreement (the “Rider”). The Rider provides that the Monthly Basic Rent with respect to Suite 708 will be fully abated for the initial six (6) months of the Lease Term and the Monthly Basic Rent with respect to Suite 710 will be fully abated for the initial month of the Lease Term. The Rider also provides that the Company is not initially obligated to lease all the Parking Spaces until the seventh (7th) month of the Lease Term. The Company is also obligated to carry and maintain certain insurance coverage during the Lease Term.

Under the Lease Agreement, the Company was required to provide a security deposit of $29,856.39. Pursuant to the Rider, the Company is required to deliver a $200,000 letter of credit (the “Letter of Credit”) in favor of the Landlord to remain in place as security for the performance of the Company’s obligations under the Lease Agreement until 30 days after the expiration of the Lease Term. If the Company has not failed to perform its obligations under the Lease Agreement, the amount of the Letter of Credit shall be reduced to the following amounts on the anniversary of the Commencement Date: (i) Second Anniversary - $150,000; (ii) Third Anniversary - $100,000; and (iii) Fourth Anniversary - $50,000.

Copies of the Lease Agreement and of the Rider are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Lease Agreement and the Rider set forth above are qualified in their entirety by reference to the exhibits.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 99.1	Lease Agreement, dated as of April 21, 2006, between Rentech, Inc. and Center West.

Exhibit 99.2	Rider to the Lease Agreement, dated as of April 21, 2006, between Rentech, Inc. and Center West.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 27, 2006	By:	/s/ Amanda M. Darby
Amanda M. Darby
General Counsel and Secretary

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